Exhibit 99.2

11 MADISON AVENUE LLC

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet of SL Green Realty Corp. (the “Company”) as of June 30, 2015 and unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 2014 and the six months ended June 30, 2015 have been prepared as if the acquisition of 11 Madison Avenue had occurred on June 30, 2015 for the pro forma consolidated balance sheet and on January 1, 2014 for both pro forma consolidated statements of operations.

Such unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto, which were filed as part of the Company’s annual report on Form 10-K for the year ended December 31, 2014 and on Form 10-Q for the six months ended June 30, 2015. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Property had been completed on the dates indicated, nor does it purport to represent the Company’s financial position or results of operations as of any future date or for any future period. The pro forma condensed consolidated balance sheet and statements of operations of the Company only include the acquisition of the Property, as that was the only significant property acquisition that was completed during the period. Management believes all material adjustments necessary to reflect the effect of this acquisition have been made to the unaudited pro forma financial information.

SL Green Realty Corp.

Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2015

(unaudited, in thousands)

	June 30, 2015(1)	Pro Forma Adjustments		Total

Assets
Commercial real estate properties, at cost:
Land and land interests	$3,756,488	$520,706	(2)(3)	$4,277,194
Building and improvements	8,397,117	1,522,317	(2)(3)	9,919,434
Building leasehold and improvements	1,424,822	—		1,424,822
Property under capital lease	27,445	—		27,445
	13,605,872	2,043,023		15,648,895
Less accumulated depreciation	(2,081,646)	10,094		(2,071,552)
	11,524,226	2,053,117		13,577,343

Assets held for sale	420,569	(420,569	)(3)	—
Cash and cash equivalents	215,896	24,318		240,214
Restricted cash	128,234	136,500		264,734
Investment in marketable securities	46,251	—		46,251
Tenant and other receivables, net of allowance of $16,369	64,873	—		64,873
Related party receivables	11,395	—		11,395
Deferred rents receivable, net of allowance of $23,656	433,999	(78,278	)(3)	355,721
Debt and preferred equity investments, net of discounts and deferred origination fees of $18,867	1,685,234	29,000		1,714,234
Investments in unconsolidated joint ventures	1,262,723	(57,378	)(3)	1,205,345
Deferred costs, net	328,838	14,255	(4)	343,093
Other assets	1,144,720	(178,104	(3)(5)	966,616
Total Assets	$17,266,958	$1,522,861		$18,789,819

Liabilities
Mortgages and other loans payable	$5,287,934	1,132,350	(6)	6,420,284
Revolving credit facility	705,000	200,000	(6)	905,000
Term loan and senior unsecured notes	2,113,050	100,000	(6)	2,213,050
Accrued interest payable and other liabilities	161,188	(6,004)		155,184
Accounts payable and accrued expenses	147,028	38,500		185,528
Deferred revenue	337,571	(104)		337,467
Capital lease obligations	21,013	—		21,013
Deferred land leases payable	1,387	—		1,387
Dividend and distributions payable	66,026	—		66,026
Security deposits	67,985	243		68,228
Liabilities related to assets held for sale	178,252	(178,252	)(3)	—
Junior subordinated deferrable interest debentures held by trusts that issued trust preferred securities	100,000	—		100,000
Total Liabilities	9,186,434	1,286,733		10,473,167

Commitments and contingencies	—	—		—
Noncontrolling interests in Operating Partnership	431,418	9,029		440,447
Preferred units	124,723	—		124,723
Equity
SL Green Stockholders Equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding	221,932	—		221,932
Common stock, $0.01 par value, 160,000 shares authorized and 103,233 issued and outstanding (including 3,643 shares held in Treasury)	1,033	—		1,033
Additional paid-in-capital	5,570,746	—		5,570,746
Treasury stock at cost	(325,207)	—		(325,207)
Accumulated other comprehensive loss	(10,906)	—		(10,906)
Retained earnings	1,657,911	227,099		1,885,010
Total SL Green stockholders’ equity	7,115,509	227,099		7,351,637
Noncontrolling interests in other partnerships	408,874	—		408,874
Total Equity	7,524,383	227,099		7,751,482
Total Liabilities and Equity	$17,266,958	$1,522,861		$18,789,819

SL Green Realty Corp.

Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2015

(unaudited, in thousands, except per share data)

	June 30, 2015(7)	Pro Forma Adjustments(3)		Total
Revenues
Rental revenue, net	$607,555	$7,350	(8)	$614,905
Escalation and reimbursement	82,376	4,020	(9)	86,396
Investment income	87,260	5,585		92,845
Other income	28,182	357	(9)	28,539
Total revenues	805,373	17,312		822,685
Expenses
Operating expenses, including $8,189 of related party expenses	146,891	2,919	(9)	149,810
Real estate taxes	112,009	459	(9)	112,468
Ground rent	16,274	—		16,274
Interest expense, net of interest income	151,553	15,309	(10)	166,862
Amortization of deferred financing costs	12,567	467	(11)	13,034
Depreciation and amortization	307,902	12,230	(12)	320,132
Transaction related costs	4,210	(44)		4,166
Marketing, general and administrative	48,664	—		48,664
Total expenses	800,070	31,340		831,410
Income (loss) from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate and loss on early extinguishment of debt	5,303	(14,117)		(8,814)
Equity in net income from unconsolidated joint ventures	7,024	2,327		9,351
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	769	—		769
Loss on early extinguishment of debt	(49)	—		(49)
Income (loss) from continuing operations	13,047	(11,790)		1,257
Net income from discontinued operations	427	—		427
Gain on sale of discontinued operations	12,983	—		12,983
Net income (loss)	26,457	(11,790)		14,667
Net income attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	(166)	457	(14)	291
Noncontrolling interests in other partnerships	(12,553)	—		(12,553)
Preferred units distributions	(2,091)	—		(2,091)
Net income (loss) attributable to SL Green	11,647	(11,333)		314
Perpetual preferred stock dividends	(7,476)	—		(7,476)
Net income (loss) attributable to SL Green common stockholders	$4,171	$(11,333)		$(7,162)
Amounts attributable to SL Green common stockholders:
Loss from continuing operations before gains on sale and discontinued operations	$(9,467)	$(11,333)		$(20,800)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	740	—		740
Net income from discontinued operations	411	—		411
Gain on sale of discontinued operations	12,487	—		12,487
Net income (loss) attributable to SL Green common stockholders	$4,171	$(11,333)		$(7,162)
Basic earnings per share:
Loss from continuing operations before gains on sale and discontinued operations	$(0.10)	$(0.11)		$(0.21)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	0.01	—		0.01
Net income from discontinued operations	—	—		—
Gain on sale of discontinued operations	0.13	—		0.13
Net income (loss) attributable to SL Green common stockholders	$0.04	$(0.11)		$(0.07)
Diluted earnings per share:
Loss from continuing operations before gains on sale and discontinued operations	$(0.10)	$(0.11)		$(0.21)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	0.01	—		0.01
Net income from discontinued operations	—	—		—
Gain on sale of discontinued operations	0.13	—		0.13
Net income (loss) attributable to SL Green common stockholders	$0.04	$(0.11)		$(0.07)
Basic weighted average common shares outstanding	98,994			98,994
Diluted weighted average common shares and common share equivalents outstanding	103,423			103,423

SL Green Realty Corp.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2014

(unaudited, in thousands, except per share data)

	December 31, 2014(7)	Pro Forma Adjustments(3)		Total
Revenues
Rental revenue, net	$1,121,066	$(1,651	)(8)	$1,119,415
Escalation and reimbursement	164,376	10,829	(9)	175,205
Investment income	178,815	11,109		189,924
Other income	55,721	260	(9)	55,981
Total revenues	1,519,978	20,547		1,540,525
Expenses
Operating expenses, including $19,308 of related party expenses	282,283	5,365	(9)	287,648
Real estate taxes	217,843	466	(9)	218,309
Ground rent	32,307	—		32,307
Interest expense, net of interest income	317,400	37,187	(10)	354,587
Amortization of deferred financing costs	22,377	933	(11)	23,310
Depreciation and amortization	371,610	24,368	(12)	395,978
Transaction related costs	8,707	3,068	(13)	11,775
Marketing, general and administrative	92,488	—		92,488
Total expenses	1,345,015	71,387		1,416,402
Income (loss) from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, purchase price fair value adjustment, gain on sale of investment in marketable securities and loss on early extinguishment of debt	174,963	(50,840)		124,123
Equity in net income from unconsolidated joint ventures	26,537	3,813		30,350
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	123,253	60,008		183,261
Purchase price fair value adjustment	67,446	—		67,446
Gain on sale of investment in marketable securities	3,895	—		3,895
Loss on early extinguishment of debt	(32,365)	—		(32,365)
Income from continuing operations	363,729	12,981		376,710
Net income from discontinued operations	19,075	—		19,075
Gain on sale of discontinued operations	163,059	161,618		324,677
Net income	$545,863	$174,599		$720,462
Net income attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	(18,467)	6,180	(14)	(12,287)
Noncontrolling interests in other partnerships	(6,590)	—		(6,590)
Preferred units distributions	(2,750)	—		(2,750)
Net income attributable to SL Green	518,056	180,779		698,835
Perpetual preferred stock dividends	(14,952)	—		(14,952)
Net income attributable to SL Green common stockholders	$503,104	$180,779		$683,883
Amounts attributable to SL Green common stockholders:
Income from continuing operations before gains on sale and discontinued operations	143,466	(45,363)		98,103
Purchase price fair value adjustment	65,059	—		65,059
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	118,891	57,884		176,775
Net income from discontinued operations	18,400	—		18,400
Gain on sale of discontinued operations	157,288	155,898		313,186
Net income attributable to SL Green common stockholders	$503,104	$168,418		$671,522
Basic earnings per share:
Income from continuing operations before gains on sale and discontinued operations	$2.18	$(0.47)		$1.71
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	1.24	0.60		1.84
Net income from discontinued operations	0.19	—		0.19
Gain on sale of discontinued operations	1.64	1.63		3.27
Net income attributable to SL Green common stockholders	$5.25	$1.75		$7.00
Diluted earnings per share:
Income from continuing operations before gains on sale and discontinued operations	$2.17	$(0.46)		$1.71
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	1.24	0.58		1.82
Net income from discontinued operations	0.19	—		0.19
Gain on sale of discontinued operations	1.63	1.56		3.19
Net income attributable to SL Green common stockholders	$5.23	$1.69		$6.92
Basic weighted average common shares outstanding	95,774			95,774
Diluted weighted average common shares and common share equivalents outstanding	99,696			99,696

SL Green Realty Corp.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

(1)         Derived from the Company’s unaudited consolidated balance sheet as of June 30, 2015.

(2)         Reflects the preliminary allocation of the $2.428 billion purchase price to land ($0.8 billion) and building ($1.6 billion).

(3)         Reflects the sale of real estate assets for properties that have either closed subsequent to June 30, 2015 or the Company is currently under contract to sell, as if the sales closed on June 30, 2015 for the pro forma consolidated balance sheet and on January 1, 2014 for both pro forma consolidated statements of operations.

(4)         Represents costs incurred to obtain the $1.4 billion mortgage financing.

(5)         Includes a $180.0 million cash deposit held in escrow at June 30, 2015.

(6)         Represents the incremental borrowings, including a $1.4 billion 10-year, interest only, fixed rate mortgage financing carrying a per annum stated interest rate of 3.838%, to finance the acquisition.  Actual funding of the acquisition may be different than what is assumed herein are not indicative of actual results.

(7)         Derived from the Company’s consolidated statement of operations for the year ended December 31, 2014 and the six months ended June 30, 2015 (unaudited).

(8)         Includes the straight-line rent that would be recorded for the Property assuming the Company acquired the Property on January 1, 2014, based on the leases in-place at the time of acquisition.

(9)         Represents the adjustment for the acquisition of the Property, based on historical operating results.

(10)  Represents the pro forma estimate of the incremental interest expense associated with the pro forma borrowings. The pro forma interest expense estimate is calculated based on the applicable interest rates. Actual funding of the acquisition may be different than what is assumed herein.

(11)  Represents the effect of recording the pro forma amortization associated with deferred financing costs incurred as a result of obtaining a $1.4 billion mortgage financing.

(12)  Represents the effect of recording the pro forma depreciation based on the new preliminary purchase price allocation resulting from the acquisition.

(13)  Represents costs incurred to acquire the Property.

(14)  Represents the proportionate share of the net impact of the pro forma adjustments attributable to the common limited partnership unit holders.